NxStage Medical, Inc.
Conflict Minerals Report
Reporting Year: 2017

This report has been prepared pursuant to Rule 13p-1 under the Securities Exchange Act of 1934, as amended (Rule 13p-1), for the reporting period from January 1, 2017 to December 31, 2017, and is available at the Investor Relations section of our website, www.nxstage.com.

Company Overview

NxStage Medical, Inc. (NxStage or we) is a medical technology company that develops, manufactures, markets and provides innovative products and services for patients suffering from chronic or acute kidney failure. Our primary product, the System One, was designed to satisfy an unmet clinical need for a system capable of delivering the therapeutic flexibility and clinical benefits of traditional dialysis machines in a smaller, portable, easy-to-use form that can be used by healthcare professionals and trained lay users alike in a variety of settings, including patient homes and home-like settings, including skilled nursing facilities, as well as more traditional care settings such as hospitals and dialysis centers. Given its design, the System One is particularly well-suited for home hemodialysis and a range of dialysis therapies that are more practical to deliver in the home setting, including more frequent hemodialysis and nocturnal hemodialysis. Clinical literature suggests such therapies provide patients better clinical outcomes and improved quality of life. In addition to the System One, we provide patients with our PureFlow SL accessory which prepares on-site premixed dialysate fluid in the patient's home using ordinary tap water and dialysate concentrate. We also operate a small number of NxStage Kidney Care dialysis centers, independently and in some instances as joint ventures, that treat end-stage renal disease (ESRD) patients directly. These centers provide us with the opportunity to innovate and foster new care delivery models to advance the standard of renal care across other markets. At these centers, we offer a range of treatment options, including home hemodialysis, peritoneal dialysis and flexible in-center hemodialysis.

Certain of our products, including the System One, are assembled using parts containing tantalum, tin, tungsten or gold (3TG). NxStage is not a vertically integrated manufacturer and instead we make our products using components that are obtained from either contract manufacturers or original equipment manufacturers. Furthermore, our supply chain is both global and complex, and there are multiple tiers of suppliers between NxStage and the original sources of minerals used in our products. NxStage does not make purchases of raw ore or unrefined 3TG and makes no purchases in the Democratic Republic of the Congo or an adjoining country (collectively, DRC). Accordingly, we rely on our direct suppliers to provide information on the origin of the 3TG contained in the parts supplied to us.

NxStage is committed to sourcing components and materials from companies that share our values regarding respect for human rights, integrity and environmental responsibility. These principles for the responsible sourcing of raw materials and components are set forth in our Conflict Minerals Policy Statement, which is available at the Investor Relations section of our website, www.nxstage.com.

Due Diligence Process

NxStage conducted a due diligence process to identify which of our products contained 3TG (3TG products) as well as a reasonable country of origin inquiry to determine whether such 3TG products contained 3TG that originated in the DRC or came from recycled or scrap sources. Based on the results of our reasonable country of origin inquiry, we were unable to conclude that the 3TG in our 3TG products did not originate in the DRC or that all of such 3TG came from recycled or scrap sources.

We designed our due diligence framework on the source and chain of custody of the 3TG in our 3TG products to conform in all material respects with the framework provided by The Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, an internationally-recognized due diligence framework. As part of our process, we contacted each supplier of components and materials potentially containing 3TG (described on Exhibit A to this report) and asked them to complete the Electronic Industry Citizenship Coalition Global e-Sustainability Initiative (EICC-GeSI) Conflict Minerals Reporting Template. This template was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. It includes questions regarding a supplier’s conflict-free policy, engagement with its direct suppliers, and a listing of the smelters the supplier and its suppliers use. The template also contains questions about the origin of 3TG included in their products, as well as supplier due diligence.

Each supplier’s response was evaluated and, where possible, validated to determine sufficiency, accuracy or completeness of its response. For each supplier’s response, we subsequently assessed whether the 3TG identified, or 3TG that may not have been identified, was consistent with the nature and characteristics of the supplied part. For each response that was insufficient, potentially inaccurate or incomplete, we contacted that supplier to gain additional information and to receive revised responses as necessary.

Due Diligence Results

As of May 31, 2018, we have received responses from approximately 93% of the suppliers surveyed. Many of our suppliers responded with company-wide information that was not specific to our products. As a result, their responses may cover facilities that do not provide 3TG for our 3TG products. Due to the many company-wide responses and the multiple levels of suppliers in our supply chain, we are unable to determine with certainty at this time which processing facilities and countries of origin listed in our suppliers' responses actually provide the specific 3TG used in our 3TG products. The facilities identified by our suppliers that may have been used to process 3TG for our 3TG products and the potential countries of origin of such 3TG are set forth on Exhibit B and Exhibit C, respectively, to this report.

Of the responding suppliers that reported the presence of 3TG in their components, approximately 40% indicated that such 3TG did not originate from the DRC, six indicated that such 3TG originated from conflict-free sources within the DRC, eight indicated that such 3TG may have originated within the DRC (without indicating the specific country of origin) and were unable to ensure that such 3TG originated from conflict-free sources, and eight indicated that they were unable to determine whether such 3TG originated from the DRC.

Based on the results of our due diligence efforts and reasonable country of origin inquiry, we are unable to determine that any 3TG from the DRC that is used by our suppliers originates entirely from validated conflict-free sources.

Risk Mitigation

We expect to take the following steps, among others, to continue our due diligence measures and to mitigate the risk that any 3TG contained in our products benefit or finance armed groups in the DRC:

•	We will continue to work with suppliers who provided incomplete or insufficient information in an effort to obtain complete and accurate information in 2018.

•	We will again follow our due diligence process to review and validate supplier responses that are obtained in support of our 2018 conflict minerals reporting.

•	We will help our suppliers to understand the due diligence steps they can take to investigate the source of any 3TG in the products they supply us.

•	We will inform our suppliers about the principles set forth in our Conflict Minerals Policy Statement.

Exhibit A

Product Components and Materials Potentially Containing 3TG

Sheet Metal and Electro-mechanical Assemblies
Electro-mechanical Motors
Electro-mechanical Pumps
Electronic Power Supplies
Electronic Parts and Assemblies
Fasteners and Labels
Cables and Harnesses
Power Supplies
Computer/Server Products
Network Switches
Printed Circuit Boards (laminates)
Printed Circuit Assemblies
Displays/Monitors
Keyboards
Memory Modules/Security Devices
Molded Plastic Parts
Sheet Metal Parts and Assemblies
Computer Cabinets and Accessories
Power Strips
Thermal Transfer Products
Flex Circuits
Solder

Exhibit B

Potential Processing Facilities

MINERAL	FACILITY NAME	FACILITY COUNTRY
Gold	Abington Reldan Metals, LLC	UNITED STATES
Gold	Accurate Refining Group	UNITED STATES
Gold	Alpha Metals	UNITED STATES
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Cendres + Métaux S.A.	SWITZERLAND
Gold	Central Bank of the Philippines Gold Refinery & Mint	PHILIPPINES
Gold	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Gold	China Rare Metal Material Co., Ltd.	CHINA
Gold	China Tin Group Co., Ltd.	CHINA
Gold	EM Vinto	BOLIVIA
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Empresa Metalúrgica Vinto	BOLIVIA
Gold	Estanho de Rondônia S.A.	BRAZIL
Gold	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Hunan Litian Tungsten Industry Co., Ltd.	CHINA
Gold	Italpreziosi	ITALY
Gold	Johnson Matthey Limited	CANADA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	Kai Unita Trade Limited Liability Company	CHINA
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kennametal Huntsville	UNITED STATES
Gold	King-Tan Tantalum Industry Ltd.	CHINA
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIA
Gold	LAIZHOU SHANDONG	CHINA
Gold	L'azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	L'Orfebre S.A.	ANDORRA
Gold	Malaysia Smelting Corporation (MSC)	MALAYSIA
Gold	Marsam Metals	BRAZIL
Gold	Metallo Belgium N.V.	BELGIUM
Gold	Metallo Spain S.L.U.	SPAIN
Gold	Metallo-Chimique N.V.	BELGIUM
Gold	Metalor Switzerland	SWITZERLAND
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Moliren Ltd.	RUSSIA
Gold	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Gold	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Gold	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Gold	Ohio Precious Metals, LLC	UNITED STATES
Gold	OJSC Krastsvetmet	RUSSIA
Gold	OMSA	BOLIVIA

MINERAL	FACILITY NAME	FACILITY COUNTRY
Gold	Operaciones Metalurgical S.A.	BOLIVIA
Gold	PAMP S.A.	SWITZERLAND
Gold	Pease & Curren	UNITED STATES
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIA
Gold	PT Artha Cipta Langgeng	INDONESIA
Gold	PT ATD Makmur Mandiri Jaya	INDONESIA
Gold	PT Panca Mega Persada	INDONESIA
Gold	PT Prima Timah Utama	INDONESIA
Gold	PT Stanindo Inti Perkasa	INDONESIA
Gold	PT Sukses Inti Makmur	INDONESIA
Gold	PT Tirus Putra Mandiri	INDONESIA
Gold	PT Tommy Utama	INDONESIA
Gold	PX Précinox S.A.	SWITZERLAND
Gold	Sai Refinery	INDIA
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Shangdong Gold (Laizhou)	CHINA
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	Solartech	TAIWAN
Gold	Super Ligas	BRAZIL
Gold	Thai Solder Industry Corp., Ltd.	THAILAND
Gold	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	Unecha Refractory metals plant	RUSSIA
Gold	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Gold	Xiamen H.C.	CHINA
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA
Tantalum	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tantalum	ACL Metais Eireli	BRAZIL
Tantalum	Aida Chemical Industries Co., Ltd.	JAPAN
Tantalum	Allied Material Corporation	JAPAN
Tantalum	Anhui Tongling Nonferrous Metal Mining Co., Ltd.	CHINA
Tantalum	Asahi Refining USA Inc.	UNITED STATES
Tantalum	AURA-II	UNITED STATES
Tantalum	Boliden AB	SWEDEN
Tantalum	Brand RBT	INDONESIA
Tantalum	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tantalum	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tantalum	China Henan Zhongyuan Gold Smelter	CHINA
Tantalum	CV United Smelting	INDONESIA
Tantalum	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Johnson Matthey Canada	CANADA
Tantalum	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO
Tantalum	Morris and Watson Gold Coast	AUSTRALIA
Tantalum	OJSC Krastsvetmet	RUSSIA
Tantalum	PT Justindo	INDONESIA
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	SEMPSA Joyería Platería S.A.	SPAIN
Tantalum	Super Dragon Technoloty Co. Ltd.	TAIWAN

MINERAL	FACILITY NAME	FACILITY COUNTRY
Tantalum	Thaisarco	THAILAND
Tantalum	Umicore Brasil Ltda.	BRAZIL
Tantalum	Wolfram Bergbau und Hütten AG	AUSTRIA
Tantalum	Xstrata	CANADA
Tin	AGR Mathey	AUSTRALIA
Tin	An Thai Minerals Co., Ltd.	VIET NAM
Tin	Bangalore Refinery	INDIA
Tin	CCR Refinery - Glencore Canada Corporation	CANADA
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL
Tin	D Block Metals, LLC	UNITED STATES
Tin	Do Sung Corporation	SOUTH KOREA
Tin	Empressa Nacional de Fundiciones (ENAF)	BOLIVIA
Tin	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA
Tin	Gujarat Gold Centre	INDIA
Tin	Japan Mint	JAPAN
Tin	Japan New Metals Co., Ltd.	JAPAN
Tin	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tin	Jiangxi Shunda Huichang Kam Tin Co., Ltd.	CHINA
Tin	JSC Uralelectromed	RUSSIA
Tin	KEMET Blue Metals	MEXICO
Tin	Kojima Chemicals Co., Ltd.	JAPAN
Tin	LSM Brasil S.A.	BRAZIL
Tin	LS-NIKKO Copper Inc.	SOUTH KOREA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Metallic Materials Branch of Guangxi China Tin Group Co.,Ltd.	CHINA
Tin	Metalor Technologies (Hong Kong) Ltd.	CHINA
Tin	Met-Mex Penoles, S.A.	MEXICO
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Mitsui Mining & Smelting	JAPAN
Tin	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Tin	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Tin	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Tin	Pan Pacific Copper Co Ltd.	JAPAN
Tin	Perth Mint	AUSTRALIA
Tin	Plansee SE Liezen	AUSTRIA
Tin	Planta Recuperadora de Metales SpA	CHILE
Tin	PT Aneka Tambang (Persero) Tbk	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Tambang Timah	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	Republic Metals Corporation	UNITED STATES
Tin	SAAMP	FRANCE
Tin	SAFINA A.S.	CZECH REPUBLIC
Tin	Saganoseki Smelter & Refinery	JAPAN
Tin	Samwon Metals Corp.	SOUTH KOREA

MINERAL	FACILITY NAME	FACILITY COUNTRY
Tin	Shonan Plant Tanaka Kikinzoku	JAPAN
Tin	Singway Technology Co., Ltd.	TAIWAN
Tin	SMM	JAPAN
Tin	Soft Metais Ltda.	BRAZIL
Tin	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tin	SungEel HiTech	SOUTH KOREA
Tin	T.C.A S.p.A	ITALY
Tin	Taki Chemical Co., Ltd.	JAPAN
Tin	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Tin	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Tin	Torecom	SOUTH KOREA
Tin	Umicore Precious Metals Thailand	THAILAND
Tin	WBH,Wolfram	AUSTRIA
Tin	Western Australian Mint	AUSTRALIA
Tin	Wolfram Bergbau und Hutten AG	AUSTRIA
Tin	XiHai - Liuzhou China Tin Group Co ltd	CHINA
Tin	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tin	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tin	Zhaojin Mining Industry Co., Ltd.	CHINA
Tungsten	Tony Goetz NV	BELGIUM
Tungsten	Chengfeng Metals Co Pte Ltd	CHINA
Tungsten	China National Nonferrous Industry Corp.	CHINA
Tungsten	CV Serumpun Sebalai	INDONESIA
Tungsten	FIR Metals & Resource Ltd.	CHINA
Tungsten	Jiangxi Tungsten Industry Group Co. Ltd.	CHINA
Tungsten	KGHM Polska Miedz Spolka Akcyjna	POLAND
Tungsten	Metalor USA Refining Corporation	UNITED STATES
Tungsten	OJSC Novosibirsk Refinery	RUSSIA
Tungsten	PT Babel Inti Perkasa	INDONESIA
Tungsten	Royal Canadian Mint	CANADA
Tungsten	Solikamsk Metal Works	RUSSIA
Tungsten	Tranzact, Inc.	UNITED STATES
Tungsten	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tungsten	Williams Advanced Materials	UNITED STATES

Exhibit C

Potential Countries of Origin

Andorra
Australia
Austria
Belgium
Bolivia
Brazil
Canada
Chile
China
Czech Republic
Estonia
France
Germany
India
Indonesia
Italy
Japan
Kazakhstan
Krygyzstan
Lithuania
Macedonia
Malaysia
Mexico
Netherlands
New Zealand
Peru
Philippines
Poland
Russia
Saudi Arabia
Singapore
South Africa
South Korea
Spain
Sudan
Switzerland
Sweden
Thailand
Taiwan
Turkey
United Arab Emirates
United States
Uzbekistan
Vietnam
Zimbabwe